UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2019

ANSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA 15317

(Address of Principal Executive Offices) (Zip Code)

(844) 462-6797

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

ANSYS, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2019 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2019. The final voting results from the Annual Meeting are set forth below.

Proposal 1: Election of Directors

The Company’s stockholders elected each of the following nominees to serve as directors of the Company for three-year terms expiring in 2022. For each nominee, the votes were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Ronald W. Hovsepian	71,332,217	1,510,155	17,094	4,078,082
Barbara V. Scherer	72,188,635	654,990	15,841	4,078,082

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2019

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
74,839,498	2,087,261	10,789	0

Proposal 3: Advisory Vote on Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
67,873,082	4,816,223	170,161	4,078,082

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ansys, inc.

Date: May 22, 2019	By:	/s/ Janet Lee
Janet Lee
Vice President, General Counsel and Secretary